Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

[__], 2022

VIA ELECTRONIC DELIVERY

Mr. Robert Mattacchione

Chairman & Chief Executive Officer

Novo Integrated Sciences, Inc.

11120 NE 2nd Street, Suite 100

Bellevue, WA 98004

Dear Mr. Mattacchione:

This letter (the “Agreement”) constitutes the agreement between Maxim Group LLC (“Maxim” or the “Placement Agent”) and Novo Integrated Sciences, Inc., a Nevada corporation (together with its subsidiaries, the “Company”), that Maxim shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, for the proposed placement of up to an aggregate of $[__] of registered securities of the Company, consisting of up to [__] units (the “Units”) directly to various investors (“Investors”). Each Unit will consist of either (i) one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), a 3-Year Warrant (as defined below), and a 5-Year Warrant (as defined below); or (ii) one pre-funded Common Stock purchase warrant to purchase one share of Common Stock (the “Pre-Funded Warrants,” and the shares issuable upon exercise thereof, the “Pre-Funded Warrant Shares”) at an exercise price of $0.01 per share of Common Stock, a 3-Year Warrant, and a 5-Year Warrant. The “3-Year Warrant” is a Common Stock purchase warrant to purchase one share of Common Stock at an exercise price of $[__]1 with a term of exercise equal to three (3) years, and the “5-Year Warrant” is a Common Stock purchase warrant to purchase one share of Common Stock at an exercise price of $[__]2 with a term of exercise equal to five (5) years (together, the 3-Year Warrants and the 5-Year Warrants are referred to herein as the “Warrants,” and the shares of Common Stock issuable upon exercise thereof, the “Warrant Shares”). The Units, Common Stock, Warrants, Warrant Shares, Pre-Funded Warrants, and Pre-Funded Warrant Shares are referred to herein as the “Securities.” The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Investors for each Unit containing Common Stock is $[__] and the purchase price to the Investors for each Unit containing Pre-Funded Warrants is $[__]3. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

Notwithstanding anything herein to the contrary, in the event that the Placement Agent determines that any of the terms provided for hereunder do not comply with a rule of the Financial Industry Regulatory Authority (“FINRA”), including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the request of the Placement Agent to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company than the terms of this Agreement.

1 Equal to Unit price

2 Equal to Unit price

3 Unit price minus $0.01

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities pursuant to the Company’s registration statement on Form S-1 (File No. 333- 267401) (and including any registration statement prepared and filed by the Company in accordance with Rule 462(b) pursuant to the Securities Act) (the “Registration Statement”), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase the Securities and the Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). The Closing shall occur via “Delivery Versus Payment”, i.e., on the Closing Date, the Company shall issue the Shares directly to the account designated by the Placement Agent and, upon receipt of such Shares, the Placement Agent shall electronically deliver such Shares to the applicable Investor and payment shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company. As compensation for services rendered, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i)	a cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the Securities at the applicable Closing; and
(ii)	reimbursement of the Placement Agent’s accountable expenses, including the Placement Agent’s legal counsel’s legal fees, up to $100,000.

The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(b) The Placement Agent’s engagement hereunder shall become effective on the date hereof and shall continue until the later of (i) the final closing date of the Offering and (ii) December 31, 2022; provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon 10 days written notice to the other parties, provided that such early termination right shall only apply during the period after the Registration Statement has been approved by the Securities and Exchange Commission (the “Termination Date”). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under the FINRA Rules, will survive any expiration or termination of this Agreement. All such fees and reimbursements due shall be paid to the Placement Agent on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Offering or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 1 hereof).

(c) Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

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Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, unless such representation, warranty or agreement specifies a different date or time, as follows:

(a) Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement under the Securities Act, which was filed on September 13, 2022 and declared effective on [__], 2022 for the registration of the Securities under the Securities Act. Following the determination of pricing among the Company and the prospective Investors introduced to the Company by Placement Agent, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus relating to the placement of the Securities, their respective pricings and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, at any given time, including the exhibits thereto filed at such time, as amended at such time, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness, is hereinafter called the “Preliminary Prospectus”; and the final prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and/or 424(b) (including the Preliminary Prospectus as it may be amended or supplemented) is hereinafter called the “Final Prospectus.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as the case may be. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Preliminary Prospectus, the Transaction Documents, the final terms of the Offering provided to the Investors (orally or in writing), and any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package. The term “any Prospectus” shall mean, as the context requires, the Preliminary Prospectus, the Final Prospectus and any supplement to either thereof. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Final Prospectus or intends to commence a proceeding for any such purpose.

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(b) Assurances. The Original Registration Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Final Prospectus, as of its date, complied or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. The Final Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Final Prospectus), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. Except for this Agreement and the Transaction Documents, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period under the Rules and Regulations. Except for this Agreement and the Transaction Documents, there are no contracts or other documents required to be described in the Final Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Placement Agent specifically for use in the preparation thereof.

(c) Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package.

(d) Authorization; Enforcement. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Transaction Documents and the transactions contemplated pursuant to the Time of Sale Disclosure Package, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s, or any of its subsidiaries’, certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to any required approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect on: (x) the legality, validity or enforceability of any Transaction Document; (y) the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company; or (z) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (x), (y), or (z), a “Material Adverse Effect”).

(f) Reliance. The Company has not relied upon the Placement Agent or legal counsel for the Placement Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

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(g) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, (“Forward-Looking Statement”) contained in the Time of Sale Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward-Looking Statements incorporated by reference in the Registration Statement and the Prospectus (i) are within the coverage of the safe harbor for Forward Looking Statements set forth in Section 27A of the Securities Act, Rule 175(b) under the Securities Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith commercially reasonable best estimate of the matters described therein, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Securities Act.

(h) Representations and Warranties Incorporated by Reference. Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Investors in the Purchase Agreement is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Placement Agent.

(i) FINRA Affiliations. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any 5.0% or greater stockholder of the Company.

Section 3. Delivery and Payment. Each Closing shall occur at the offices of Harter Secrest & Emery LLP, 1600 Bausch & Lomb Pl, Rochester, New York 14604 (“Placement Agent Counsel”) (or at such other place as shall be agreed upon by the Placement Agent and the Company). Subject to the terms and conditions hereof and of the Purchase Agreement, at each Closing, payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the Closing Date. Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent Counsel. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus has been filed and will furnish the Placement Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Preliminary Prospectus or the Final Prospectus or any prospectus supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

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(b) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to a Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Incorporated Documents and any Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Incorporated Documents or any Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Incorporated Documents or any Prospectus in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Incorporated Documents or any Prospectus or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents or any Prospectus that is necessary in order to make the statements in the Incorporated Documents and any Prospectus as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or any Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects.

(d) Copies of any Amendments and Supplements to a Prospectus. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the last Closing Date of the Offering, as many copies of any Prospectus or prospectus supplement and any amendments and supplements thereto, as the Placement Agent may reasonably request.

(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agent, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Placement Agent expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

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(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock for at least three years after the final Closing Date.

(g) Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the last Closing Date, the Company will make generally available to its security holders and to the Placement Agent an earnings statement, covering a period of at least 12 consecutive months beginning after the last Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission and the market or exchange on which the Common Stock is listed or quoted for trading (the “Trading Market”) all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Investors. The Company agrees that the Placement Agent may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

(l) Publicity. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering. The Company agrees that, until 45 days after the final Closing Date, it will not issue press releases or engage in any other publicity, without Maxim’s prior written consent (not to be unreasonably withheld), other than normal and customary releases issued in the ordinary course of the Company’s business. Notwithstanding the foregoing, in no event shall the Company be prohibited from issuing any press releases or engaging in any other publicity required by law, except that including the name of the Placement Agent therein shall require the prior written consent of the Placement Agent.

(m) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(n) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with the FINRA Rules, the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

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(o) Trading Market. The Company will meet the criteria necessary for inclusion of the Common Stock on the Trading Market and use its best efforts to maintain such listing for a period of at least three years after the final Closing Date.

(p) Engagement of Professionals. The Company will retain a nationally recognized, PCAOB registered firm of independent certified public accountants reasonably acceptable to Maxim for a period of at least three years after the final Closing Date. The Company will retain a financial public relations firm reasonably acceptable to Maxim for a period of two years after the final Closing Date. The Company will retain a financial printer reasonably acceptable to Maxim to handle the printing and related aspects of the Offering.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. At the first closing (the “Initial Closing”), the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a letter from each of (i) SRCO Professional Corporation, the independent registered public accounting firm of the Company (“SRCO”) during the Company’s fiscal years ended August 31, 2021 and 2020 and during the period from September 1, 2021 until July 27, 2022; and (ii) Fruci & Associates II, PLLC, the current independent registered public accounting firm of the Company (“Fruci”) for any period on or after July 27, 2022, addressed to the Placement Agent, dated as of the Initial Closing, in form and substance satisfactory to the Placement Agent. The letters shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Incorporated Documents or the applicable Prospectus or prospectus supplement, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Prospectus.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. Each Prospectus shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and, prior to the Initial Closing, FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus (“Material Adverse Change”).

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(e) Opinions of Counsel for the Company. The Placement Agent shall have received on each Closing Date the favorable opinion of: (i) U.S. legal counsel to the Company and (ii) Canadian legal counsel to the Company, dated as of such Closing Date, including, without limitation, a negative assurance letter addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent.

(f) Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, the Final Prospectus, the Transaction Documents and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Final Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, and any Prospectus, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, and any Prospectus, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and the Final Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

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(g) Bring-down Comfort Letter. On each Closing Date, the Placement Agent shall have received from each of (i) SRCO and (ii) Fruci, or such other independent registered public accounting firm of the Company, a letter dated as of such Closing Date, in form and substance satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the applicable letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than two business days prior to such Closing Date.

(h) Stock Exchange Listing. The Common Stock shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing except as disclosed in any Prospectus.

(i) Lock-Up Agreements. At the Initial Closing, the Placement Agent shall have received the executed lock-up agreement, in the form attached hereto as Exhibit A, from each of the directors, officers, and any holder of 10% or more of the outstanding Common Stock.

(j) Warrant Agency Agreement. At the Initial Closing, the Company shall have executed and delivered the duly executed warrant agency agreement by and between the Company and the transfer agent.

(k) Warrants and Pre-Funded Warrants. On each Closing Date, the Company shall deliver or shall cause to be delivered the Warrants and, if applicable, Pre-Funded Warrants, registered in such name or names and in such denominations as the Placement Agent may request at least one business day before the applicable Closing Date.

(l) Additional Documents. On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 1(a), 7 and 8 shall at all times be effective and shall survive such termination.

Section 6. Further Agreements.

(a) Other Activities. The Company acknowledges that the Placement Agent has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor or investment banker to other companies in the industry in which the Company is involved. The Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of the Placement Agent or of any member, manager, officer, employee, agent or representative of the Placement Agent, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of the Placement Agent to render services of any kind to any other corporation, firm, individual or association; provided that the Placement Agent and any of its members, managers, officers, employees, agents or representatives shall not use the Information to the detriment of the Company.

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(b) Right of First Refusal. For a period of 12 months from the final Closing Date, the Company grants Maxim the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings of the Company, or any successor to or any subsidiary of the Company for which it retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such 12-month period. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain Maxim. Such offer shall be made in writing in order to be effective. Maxim shall notify the Company within 10 business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Maxim should decline such retention, the Company shall have no further obligations to Maxim with respect to the offering for which it has offered to retain Maxim, except as otherwise provided for herein. Notwithstanding anything herein to the contrary, this right of first refusal shall not apply to self-directed offerings in which the Company does not employ the services of an investment banker, finder or financial advisor to which the Company pays commissions.

(c) Placement Agent Introductions. For a period of 12 months from the final Closing Date, the Company will pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of any equity, equity-linked, or debt financing, or any other capital raising activity received by the Company from investors introduced to the Company by the Placement Agent.

Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any action, suit, inquiry, notice of violation, proceeding or investigation (collectively, an “Action”), whether or not any Indemnified Person is a party thereto, (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Incorporated Document, or any Prospectus or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Incorporated Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that are finally judicially determined to have resulted solely from such Indemnified Person’s (x) gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

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(b) Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e) The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

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Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, e-mailed or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agent:

Maxim Group LLC

300 Park Avenue

New York, NY 10022

Attention: [__]

Email: [__]

With a copy to:

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

Attention: Alexander R. McClean, Esq.

Email: AMcClean@hselaw.com

If to the Company:

Novo Integrated Sciences, Inc.

11120 NE 2nd Street, Suite 100

Bellevue, WA 98004

Attention: Robert Mattacchione

Email: robert.mattacchione@novointegrated.com

With a copy to:

Anthony L.G., PLLC

625 Flagler Drive, Suite 600

West Palm Beach, FL 33401

Attention: Laura Anthony, Esq. and Craig D. Linder, Esq.

Email: LAnthony@anthonypllc.com and CLinder@anthonypllc.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

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Section 12. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the willful misconduct or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 13. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated September 6, 2022, as amended on September 13, 2022 (the “Engagement Agreement”), between the Company and Maxim Group, LLC shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent has acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

[The remainder of this page has been intentionally left blank.]

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MAXIM GROUP LLC

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

NOVO INTEGRATED SCIENCES, INC.

By:
Name:	Robert Mattacchione
Title:	Chief Executive Officer

[Signature Page to Placement Agency Agreement]

Exhibit A

Lock-Up Agreement